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                                Exhibit 99-B.10


                         CONSENT OF INDEPENDENT AUDITORS





The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Variable Annuity Account B:

We consent to the use of our report dated February 2, 2001, relating to the financial statements of Variable Annuity Account B and our report dated
March 27, 2001, relating to the consolidated financial statements of Aetna Life Insurance and Annuity Company, which are included in this Post-Effective Amendment No. 24 to Registration Statement (File No. 33-75996) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.

                                           /s/ KPMG LLP

                                               KPMG LLP



Hartford, Connecticut
April 13, 2001